EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer and Principal Financial Officer of ChinAmerica Andy Movie Entertainment Media Co. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of ChinAmerica Andy Movie Entertainment Media Co. for the nine month period ended September 30, 2013.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of ChinAmerica Andy Movie Entertainment Media Co. as of September 30, 2013.

This Certification is executed as of October 4, 2013.

By:	/s/ANDY Z FAN
Andy Z. Fan President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/MICHAEL J. DANIELS
Michael J. Daniels Secretary, Treasurer, Director (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to ChinAmerica Andy Movie Entertainment Media Co. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.